UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 16, 2012

MASTECH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500, Pittsburgh, PA	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and restates the Form 8-K filed by Mastech Holdings, Inc. on May 17, 2012. The Form 8-K filed on May 17, 2012 misstated the number of “Votes Withheld” for Sunil Whadwhani with respect to his election as a Class I director. The actual number of “Votes Withheld” for Mr. Whadwhani is 135,069. The relevant Form 8-K item is restated in its entirety below.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2012, Mastech Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The Company solicited Proxies for the Annual Meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934. The Shareholders of the Company elected each of the Company’s nominees for the board of directors (the “Board”) as set forth in the table below.

Proposal 1. Election to the Board of two (2) Class I directors to serve for three-year terms:

Nominee	Votes For	Votes Withheld	Votes Abstained

Sunil Wadhwani	3,006,508	135,069	0

Gerhard Watzinger	3,049,523	92,054	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin, Jr.
Name:	John J. Cronin, Jr.
Title:	Chief Financial Officer

May 21, 2012